UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 19, 2009

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2009, the Compensation and Benefits Committee (the “C&B Committee”) of the Board of Directors of Penn Virginia Resource GP, LLC (the “General Partner”), the general partner of Penn Virginia Resource Partners, L.P. (the “Partnership”), approved a form of grant agreement for phantom unit awards made under the General Partner’s Fifth Amended and Restated Long-Term Incentive Plan (the “LTIP”).

As provided in the LTIP and the award agreement, each phantom unit granted entitles the grantee to receive one common unit of the Partnership upon vesting, which occurs over a three-year period, with one-third of each award vesting on the first, second and third anniversaries of the grant date unless (i) the phantom unitholder’s employment terminates for any reason other than death or disability, in which event any unvested phantom units are forfeited unless otherwise determined by the C&B Committee, or (ii) the phantom unitholder dies, becomes disabled or becomes retirement eligible, which is defined as reaching age 62 and completing 10 years of consecutive service with the General Partner or its affiliate, or there occurs a change of control, in which events all restrictions lapse. Payments of the phantom unit awards will be made in common units (or, at the request of the phantom unitholder and upon the approval of the C&B Committee, an amount of cash equal to the fair market value of the Partnership’s common units) at the time of vesting, unless vesting occurs early on account of becoming retirement eligible, in which event payments will be made when such phantom units would have originally vested, even if that is after retirement. The phantom unitholder is also entitled to distribution equivalents.

A copy of the form of phantom unit award agreement, as approved by the C&B Committee, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2009, the Board of Directors of the General Partner, approved amendments to Section 7.7 of the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Amendment”). The Partnership Amendment clarifies that the rights to both indemnification and advancement of expenses provided in Section 7.7 vest upon a person’s election to the Board of Directors of the General Partner or as an officer of the General Partner.

A copy of the Partnership Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P.

10.1	Form of Agreement for Phantom Unit Awards under the Penn Virginia Resource GP, LLC Fifth Amended and Restated Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2009

Penn Virginia Resource Partners, L.P.
By:	Penn Virginia Resource GP, LLC,
its general partner

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President, Chief Administrative Officer and General Counsel

Exhibit Index

Exhibit No.	Description
3.1	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P.

10.1	Form of Agreement for Phantom Unit Awards under the Penn Virginia Resource GP, LLC Fifth Amended and Restated Long-Term Incentive Plan.